Exhibit 99.1

Investor Contact:

Lauren Morris

513.579.9911 x11994

l.morris@medpace.com

FOR IMMEDIATE RELEASE

Media Contact:

Julie Hopkins

513.579.9911 x12627

j.hopkins@medpace.com

Medpace Holdings, Inc. Reports Fourth Quarter and Full Year 2021 Results

•
Revenue of $308.6 million in the fourth quarter of 2021 increased 18.8% from revenue of $259.7 million for the comparable prior-year period, representing a backlog conversion rate of 16.7%; Full year 2021 revenue of $1,142.4 million increased 23.4% from full year 2020.
•
Net new business awards were $458.7 million in the fourth quarter of 2021, representing an increase of 27.9% from net new business awards of $358.6 million for the comparable prior-year period, which resulted in a net book-to-bill ratio of 1.49x; Full year 2021 net new business awards of $1,610.4 million increased 37.1% from the prior year.
•
Fourth quarter of 2021 GAAP net income was $50.0 million, or $1.32 per diluted share, versus GAAP net income of $50.9 million, or $1.35 per diluted share, for the comparable prior-year period. GAAP net income for the full year 2021 was $181.8 million, or $4.81 per diluted share, versus GAAP net income of $145.4 million, or $3.84 per diluted share, for the full year 2020. Net income margin was 16.2% for the fourth quarter of 2021 and 15.9% for the full year 2021.
•
EBITDA was $61.4 million for the fourth quarter of 2021, an increase of 2.0% from EBITDA of $60.2 million for the comparable prior-year period, resulting in an EBITDA margin of 19.9%. EBITDA of $223.1 million for the full year 2021 increased 18.8% from the prior year, resulting in an EBITDA margin of 19.5%.

CINCINNATI, OHIO, February 14, 2022-- Medpace Holdings, Inc. (Nasdaq: MEDP) (“Medpace”) today announced financial results for the fourth quarter and full year ended December 31, 2021.

Fourth Quarter and Full Year 2021 Financial Results

Revenue for the three months ended December 31, 2021 increased 18.8% to $308.6 million, compared to $259.7 million for the comparable prior-year period. Revenue for the year ended December 31, 2021 increased 23.4% to $1,142.4 million, compared to $925.9 million for the year ended December 31, 2020. On a constant currency organic basis, revenue for the fourth quarter of 2021 increased 19.2% compared to the fourth quarter of 2020 and increased 22.9% for the year ended December 31, 2021 compared to the year ended December 31, 2020.

Backlog as of December 31, 2021 grew 29.5% to $1,997.1 million from $1,541.7 million as of December 31, 2020. Net new business awards were $458.7 million, representing a net book-to-bill ratio of 1.49x for the fourth quarter of 2021, as compared to $358.6 million for the comparable prior-year period. For the year ended December 31, 2021, net new business awards were $1,610.4 million, representing a net book-to-bill ratio of 1.41x, compared to $1,175.0 million for the year ended December 31, 2020. The Company calculates the net book-to-bill ratio by dividing net new business awards by revenue.

For the fourth quarter of 2021, total direct costs were $220.6 million, compared to total direct costs of $176.8 million in the fourth quarter of 2020. For the full year 2021, total direct costs were $814.2 million, compared to $647.2 million in the full year 2020. Selling, general and administrative (SG&A) expenses were $27.7 million in the fourth quarter of 2021, compared to SG&A expenses of $22.4 million in the fourth quarter of 2020. For the full year 2021, SG&A expenses were $108.4 million, compared to $92.2 million for the full year 2020.

GAAP net income for the fourth quarter of 2021 was $50.0 million, or $1.32 per diluted share, versus GAAP net income of $50.9 million, or $1.35 per diluted share, for the fourth quarter of 2020. This resulted in a net income margin of 16.2% and 19.6% for the fourth quarter of 2021 and 2020, respectively. GAAP net income for the full year 2021 was $181.8 million, or $4.81 per diluted share, versus GAAP net income of $145.4 million, or $3.84 per diluted share, for the full year 2020. This resulted in a net income margin of 15.9% and 15.7% for the full year 2021 and 2020, respectively.

EBITDA for the fourth quarter of 2021 increased 2.0% to $61.4 million, or 19.9% of revenue, compared to $60.2 million, or 23.2% of revenue, for the comparable prior-year period. EBITDA for the full year 2021 increased 18.8% to $223.1 million, or 19.5% of revenue, compared to $187.8 million, or 20.3% of revenue, for the prior year. On a constant currency basis, EBITDA for the fourth quarter of 2021 decreased 1.1% from the fourth quarter of 2020 and increased 19.3% for the full year 2021 compared to the full year 2020.

A reconciliation of the Company’s non-GAAP financial measures, including EBITDA and EBITDA margin to the corresponding GAAP measures is provided below.

Balance Sheet and Liquidity

The Company’s Cash and cash equivalents were $461.3 million at December 31, 2021, and the Company generated $70.9 million in cash flow from operating activities during the fourth quarter of 2021. The Company did not repurchase any shares during the fourth quarter. The Company had $190.5 million remaining under its authorized share repurchase program at the end of the quarter.

Additionally, as of February 10, 2022 the Company's Board of Directors approved an increase of $300 million to the Company's stock repurchase program. The timing, price and volume of repurchases will be based on market conditions, relevant securities laws and other factors. The stock repurchases may be made from time to time, through solicited or unsolicited transactions in the open market, in privately negotiated transactions or pursuant to a Rule 10b5-1 plan. The program may be discontinued or amended at any time without notice.

Financial Guidance

The Company forecasts 2022 revenue in the range of $1.400 billion to $1.460 billion, representing growth of 22.6% to 27.8% over 2021 revenue of $1.142 billion. GAAP net income for full year 2022 is forecasted in the range of $204.0 million to $216.0 million. Additionally, full year 2022 EBITDA is expected in the range of $262.0 million to $278.0 million. Based on forecasted 2022 revenue of $1.400 billion to $1.460 billion and GAAP net income of $204.0 million to $216.0 million, diluted earnings per share (GAAP) is forecasted in the range of $5.35 to $5.67. This guidance assumes a full year 2022 tax rate of 13.5% to 14.5% and does not reflect the potential impact of any share repurchases the Company may make pursuant to the share repurchase program after December 31, 2021.

Conference Call Details

Medpace will host a conference call at 9:00 a.m. ET, Tuesday, February 15, 2022, to discuss its fourth quarter and full year 2021 results.

To participate in the conference call, dial 800-219-7113 (domestic) or 574-990-1030 (international) using the passcode 9164466.

To access the conference call via webcast, visit the “Investors” section of Medpace’s website at medpace.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

A supplemental slide presentation will also be available at the “Investors” section of Medpace’s website prior to the start of the call.

A recording of the call will be available until Tuesday, February 22, 2022. To hear this recording, dial 855-859-2056 (domestic) or 404-537-3406 (international) using the passcode 9164466.

About Medpace

Medpace is a scientifically-driven, global, full-service clinical contract research organization (CRO) providing Phase I-IV clinical development services to the biotechnology, pharmaceutical and medical device industries. Medpace’s mission is to accelerate the global development of safe and effective medical therapeutics through its high-science and disciplined operating approach that leverages regulatory and therapeutic expertise across all major areas including oncology, cardiology, metabolic disease, endocrinology, central nervous system and anti-viral and anti-infective. Headquartered in Cincinnati, Ohio, Medpace employs approximately 4,500 people across 41 countries as of December 31, 2021.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation, statements regarding our forecasted financial results, the anticipated impact of the coronavirus pandemic on our business, and the effective tax rate used for non-GAAP adjustment purposes. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “guidance,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” “forecast,” “may,” “could,” “likely,” “anticipate,” “project,” “goal,” “objective,” “potential,” “range,” “estimate,” “preliminary,” similar expressions, and variations or negatives of these words.

These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our financial condition, actual results, performance (including share price performance), or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the potential loss, delay or non-renewal of our contracts, or the non-payment by customers for services we have performed; the failure to convert backlog to revenue at our present or historical conversion rate(s); the failure to maintain or generate new business awards; fluctuation in our results between fiscal quarters and years; the risks and uncertainties related to disruptions to or reductions in business operations or prospects due to pandemics, epidemics, widespread health emergencies, or outbreaks of infectious diseases such as coronavirus disease COVID-19; decreased operating margins due to increased pricing pressure or other factors; our failure to perform our services in accordance with contractual requirements, government regulations and ethical considerations; the impact of underpricing our contracts, overrunning our cost estimates or failing to receive approval for or experiencing delays with documentation of change orders; our failure to increase our market share, grow our business, successfully execute our growth strategies or manage our growth effectively; the impact of a failure to retain key executives or other personnel or recruit experienced personnel; the risks associated with our information systems infrastructure, including potential cybersecurity breaches and other disruptions which could compromise patient information or our information; adverse results from customer or therapeutic area concentration; the risks associated with doing business internationally, including the effects of tariffs and trade wars; the risks associated with the Foreign Corrupt Practices Act and other anti-corruption laws; future net losses; the impact of changes in tax laws and regulations; our failure to attract suitable investigators and patients to our clinical trials; the liability risks associated with our research and development services, including risks of liability resulting from harm to patients; inadequate insurance coverage for our operations and indemnification obligations; fluctuations in exchange rates; general economic conditions in the markets in which we operate, including financial market conditions; the impact of a natural disaster or other catastrophic event; negative outsourcing trends in the biopharmaceutical industry and a reduction in aggregate expenditures and research and development budgets; our inability to compete effectively with other CROs; the impact of healthcare reform; the impact of consolidation in the biopharmaceutical industry; our failure to comply with federal, state and foreign healthcare laws; the effect of current and proposed laws and regulations regarding the protection of personal data; our potential involvement in costly intellectual property lawsuits; actions by regulatory authorities or customers to limit the scope of indications related to or withdraw an approved drug, biologic or medical device from the market; the impact of industry-wide reputational harm to CROs; and the effect of the U.K.’s withdrawal from the EU, which could have implications on our research, commercial and general business operations in the U.K. and the EU.

These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. We cannot guarantee that any forward-looking statement will be realized. Achievement of anticipated results is subject to substantial risks, uncertainties and inaccurate assumptions. If known or unknown risks or uncertainties materialize or if underlying assumptions prove inaccurate, actual results could vary materially from past results and those anticipated, estimated or projected. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events, developments or circumstances cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures

Certain financial measures presented in this press release, such as EBITDA and EBITDA margin, are not recognized under generally accepted accounting principles in the United States of America, or U.S. GAAP. Management uses EBITDA and EBITDA margin or comparable metrics as a measurement used in evaluating our operating performance on a consistent basis, as a consideration to assess incentive compensation for our employees, for planning purposes, including the preparation of our internal annual operating budget, and to evaluate the performance and effectiveness of our operational strategies.

EBITDA and EBITDA margin have important limitations as analytical tools and you should not consider them in isolation, or as a substitute for, analysis of our results as reported under U.S. GAAP. See the condensed consolidated financial statements included elsewhere in this release for our U.S. GAAP results. Additionally, for reconciliations of EBITDA and EBITDA margin to our closest reported U.S. GAAP measures, refer to the appendix of this press release.

We believe that EBITDA and EBITDA margin are useful to provide additional information to investors about certain material non-cash and non-recurring items. While we believe these financial measures are commonly used by investors to evaluate our performance and that of our competitors, because not all companies use identical calculations, this presentation of EBITDA and EBITDA margin may not be comparable to other similarly titled measures of other companies and should not be considered as an alternative to performance measures derived in accordance with U.S. GAAP. EBITDA is calculated as net income attributable to Medpace Holdings, Inc. before income tax expense, interest expense, net, depreciation and amortization. EBITDA margin is calculated by dividing EBITDA by Revenue, net for each period. Our presentation of EBITDA and EBITDA margin should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	(Unaudited)
(Amounts in thousands, except per share amounts)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
Revenue, net	$308,552	$259,678	$1,142,377	$925,925
Operating expenses:
Direct service costs, excluding depreciation and amortization	118,930	91,429	441,090	354,426
Reimbursed out-of-pocket expenses	101,638	85,397	373,132	292,773
Total direct costs	220,568	176,826	814,222	647,199
Selling, general and administrative	27,664	22,381	108,421	92,156
Depreciation	4,186	3,534	16,005	11,652
Amortization	1,279	1,949	5,114	7,876
Total operating expenses	253,697	204,690	943,762	758,883
Income from operations	54,855	54,988	198,615	167,042
Other income, net:
Miscellaneous income (expense), net	1,089	(257)	3,342	1,183
Interest (expense) income, net	(23)	(29)	(105)	307
Total other income (expense), net	1,066	(286)	3,237	1,490
Income before income taxes	55,921	54,702	201,852	168,532
Income tax provision	5,887	3,836	20,004	23,148
Net income	$50,034	$50,866	$181,848	$145,384
Net income per share attributable to common shareholders:
Basic	$1.39	$1.43	$5.06	$4.07
Diluted	$1.32	$1.35	$4.81	$3.84
Weighted average common shares outstanding:
Basic	35,979	35,578	35,862	35,635
Diluted	37,741	37,649	37,697	37,708

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share amounts)
	As Of
	December 31,	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$461,304	$277,766
Accounts receivable and unbilled, net	186,432	160,962
Prepaid expenses and other current assets	43,176	34,923
Total current assets	690,912	473,651
Property and equipment, net	93,153	85,017
Operating lease right-of-use assets	129,558	113,809
Goodwill	662,396	662,396
Intangible assets, net	41,360	46,474
Deferred income taxes	25,134	536
Other assets	17,422	8,794
Total assets	$1,659,935	$1,390,677
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$25,678	$26,552
Accrued expenses	159,286	134,367
Advanced billings	344,641	255,664
Other current liabilities	27,612	23,527
Total current liabilities	557,217	440,110
Operating lease liabilities	130,965	115,143
Deferred income tax liability	1,080	13,551
Other long-term liabilities	17,745	16,094
Total liabilities	707,007	584,898
Commitments and contingencies
Shareholders’ equity:
Preferred stock - $0.01 par-value; 5,000,000 shares authorized; no shares issued and outstanding at December 31, 2021 and 2020, respectively	-	-
Common stock - $0.01 par-value; 250,000,000 shares authorized at December 31, 2021 and 2020, respectively; 36,006,778 and 35,519,989 shares issued and outstanding at December 31, 2021 and 2020, respectively	360	355
Treasury stock - 180,000 and 185,000 shares at December 31, 2021 and 2020, respectively	(5,427)	(5,578)
Additional paid-in capital	727,857	695,904
Retained earnings	234,984	115,229
Accumulated other comprehensive loss	(4,846)	(131)
Total shareholders’ equity	952,928	805,779
Total liabilities and shareholders’ equity	$1,659,935	$1,390,677

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)	Twelve Months Ended
	December 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$181,848	$145,384
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	16,005	11,652
Amortization	5,114	7,876
Stock-based compensation expense	14,469	13,784
Noncash lease expense	16,288	13,924
Deferred income tax (benefit) provision	(37,112)	527
Amortization and adjustment of deferred credit	(668)	(706)
Other	676	(22)
Changes in assets and liabilities:
Accounts receivable and unbilled, net	(24,982)	(5,530)
Prepaid expenses and other current assets	(9,134)	(3,724)
Accounts payable	1,866	(2,597)
Accrued expenses	26,156	24,231
Advanced billings	88,977	63,407
Lease liabilities	(15,632)	(11,506)
Other assets and liabilities, net	(544)	1,976
Net cash provided by operating activities	263,327	258,676
CASH FLOWS FROM INVESTING ACTIVITIES:
Property and equipment expenditures	(28,271)	(31,340)
Other	(3,093)	126
Net cash used in investing activities	(31,364)	(31,214)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from stock option exercises	17,643	15,992
Repurchases of common stock	(62,096)	(98,274)
Net cash used in financing activities	(44,453)	(82,282)
EFFECT OF EXCHANGE RATES ON CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(3,972)	666
INCREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	183,538	145,846
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH — Beginning of period	277,766	131,920
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH — End of period	$461,304	$277,766

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

(Amounts in thousands, except per share amounts)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
RECONCILIATION OF GAAP NET INCOME TO EBITDA
Net income (GAAP)	$50,034	$50,866	$181,848	$145,384
Interest expense (income), net	23	29	105	(307)
Income tax provision	5,887	3,836	20,004	23,148
Depreciation	4,186	3,534	16,005	11,652
Amortization	1,279	1,949	5,114	7,876
EBITDA (Non-GAAP)	$61,409	$60,214	$223,076	$187,753
Net income margin (GAAP)	16.2%	19.6%	15.9%	15.7%
EBITDA margin (Non-GAAP)	19.9%	23.2%	19.5%	20.3%

FY 2022 GUIDANCE RECONCILIATION (UNAUDITED)

(Amounts in millions, except per share amounts)	Forecast 2022
	Net Income		Net income per diluted share
	Low	High	Low	High
Net income and net income per diluted share (GAAP)	$204.0	$216.0	$5.35	$5.67
Income tax provision	32.1	36.1
Depreciation	20.8	20.8
Amortization	5.1	5.1
EBITDA (Non-GAAP)	$262.0	$278.0